Exhibit 99.1

INVESTOR CONTACT
Heather Worley, 214.932.6646
heather.worley@texascapitalbank.com
TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES OPERATING RESULTS FOR Q3 2019
DALLAS - October 16, 2019 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced earnings and operating results for the third quarter of 2019.
"We're pleased to report another quarter of strong earnings," said Keith Cargill, CEO. "We remain committed to our strategic objective, which is to provide a premier and differentiated client experience to clients that desire a broad relationship with the bank. We believe our focus on deepening client relationships, diversifying our funding profile and improving credit quality will result in more stable earnings and a higher, more sustainable ROE for the long-term."

•
Total mortgage finance loans, including mortgage correspondent aggregation ("MCA") loans held for sale ("LHS"), increased 25% on a linked quarter basis (increasing 12% on an average basis) and increased 49% from the third quarter of 2018 (increasing 54% on an average basis).

•
Demand deposits increased 34% and total deposits increased 19% on a linked quarter basis (increased 26% and 18%, respectively, on an average basis), and increased 46% and 34%, respectively, from the third quarter of 2018 (increased 26% and 28%, respectively, on an average basis).

•
Loans held for investment ("LHI"), excluding mortgage finance loans, decreased 1% on a linked quarter basis (increasing 1% on an average basis) and increased 1% from the third quarter of 2018 (increasing 3% on an average basis).

•	Net income increased 13% on a linked quarter basis and increased 3% from the third quarter of 2018.

•	EPS increased 13% on a linked quarter basis and increased 3% from the third quarter of 2018.
FINANCIAL SUMMARY
(Dollars and shares in thousands)

	Q3 2019	Q3 2018	% Change
QUARTERLY OPERATING RESULTS
Net income	$88,141	$85,552	3%
Net income available to common stockholders	$85,703	$83,114	3%
Diluted EPS	$1.70	$1.65	3%
Diluted shares	50,416	50,381	—%
ROA	1.06%	1.31%
ROE	13.22%	14.68%
BALANCE SHEET
LHS	$2,674,225	$1,651,930	62%
LHI, mortgage finance	7,951,432	5,477,787	45%
LHI	16,772,824	16,569,538	1%
Total LHI	24,724,256	22,047,325	12%
Total loans	27,398,481	23,699,255	16%
Total assets	33,526,437	27,127,107	24%
Demand deposits	10,289,572	7,031,460	46%
Total deposits	27,413,303	20,385,637	34%
Stockholders’ equity	2,757,433	2,426,442	14%

DETAILED FINANCIALS
For the third quarter of 2019, net income was $88.1 million and net income available to common stockholders was $85.7 million, compared to net income of $85.6 million and net income available to common stockholders of $83.1 million for the same period in 2018. On a fully diluted basis, earnings per common share were $1.70 for the quarter ended September 30, 2019 compared to $1.65 for the same period of 2018. The increases reflect a $2.6 million increase in net income primarily driven by an increase in net interest income and a decrease in provision for credit losses for the third quarter of 2019 compared to the third quarter of 2018, partially offset by a decrease in non-interest income and an increase in non-interest expense.

Return on common equity ("ROE") was 13.22 percent and return on average assets ("ROA") was 1.06 percent for the third quarter of 2019, compared to 12.20 percent and 1.05 percent, respectively, for the second quarter of 2019 and 14.68 percent and 1.31 percent, respectively, for the third quarter of 2018. The linked quarter increases in ROE and ROA for the third quarter of 2019 resulted primarily from an increase in net interest income and a decrease in the provision for credit losses, partially offset by a decrease in non-interest income and an increase in non-interest expense.

Net interest income was $252.2 million for the third quarter of 2019, compared to $243.6 million for the second quarter of 2019 and $232.2 million for the third quarter of 2018. The linked quarter increase in net interest income was due primarily to growth in average liquidity assets and average mortgage finance loans as well as a decrease in average other borrowings and funding costs. The year-over-year increase in net interest income was due primarily to growth in average liquidity assets and average total loans, partially offset by increases in average interest-bearing liabilities and funding costs. Net interest margin for the third quarter of 2019 was 3.16 percent, a decrease of 25 basis points from the second quarter of 2019 and a decrease of 54 basis points from the third quarter of 2018. LHI, excluding mortgage finance loans, yields decreased 20 basis points from the second quarter of 2019, and increased 5 basis points compared to the third quarter of 2018. Mortgage finance loans, excluding MCA loans, yields for the third quarter of 2019 decreased 26 basis points compared to both the second quarter of 2019 and the third quarter of 2018. Total cost of deposits for the third quarter of 2019 decreased 8 basis points to 1.21 percent compared to 1.29 percent for the second quarter of 2019, and increased 22 basis points from 0.99 percent for the third quarter of 2018.

Average LHI, excluding mortgage finance loans, for the third quarter of 2019 were $16.9 billion, an increase of $119.7 million, or 1 percent, from the second quarter of 2019 and an increase of $569.8 million, or 3 percent, from the third quarter of 2018. Average total mortgage finance loans, including MCA loans, for the third quarter of 2019 were $10.7 billion, an increase of $1.1 billion, or 12 percent, from the second quarter of 2019 and an increase of $3.7 billion, or 54 percent, from the third quarter of 2018. The linked quarter and year-over-year increases were due to increases in volumes related to lower long-term interest rates.

Average total deposits for the third quarter of 2019 increased $4.1 billion, or 18 percent, from the second quarter of 2019 and increased $5.8 billion, or 28 percent, from the third quarter of 2018. Average demand deposits for the third quarter of 2019 increased $2.1 billion, or 26 percent, to $10.0 billion from $7.9 billion for the second quarter of 2019, and increased $2.1 billion, or 26 percent, from the third quarter of 2018.

We recorded an $11.0 million provision for credit losses for the third quarter of 2019 compared to $27.0 million for the second quarter of 2019 and $13.0 million for the third quarter of 2018. The provision for the third quarter of 2019 was driven by the consistent application of our methodology. The linked quarter decrease resulted primarily from a decrease in LHI, excluding mortgage finance, balances and criticized loans. The total allowance for credit losses at September 30, 2019 was 0.81 percent of LHI, compared to 0.93 percent at June 30, 2019 and 0.91 percent at September 30, 2018. In management’s opinion, the allowance is appropriate and is derived from consistent application of the methodology for establishing reserves for the loan portfolio.

Non-performing assets ("NPAs") increased in the third quarter of 2019 compared to both the second quarter of 2019 and third quarter of 2018. The ratio of NPAs to total LHI plus other real estate owned ("OREO") for the third quarter of 2019 was 0.49 percent, compared to 0.47 percent for the second quarter of 2019 and 0.49 percent for the third quarter of 2018. Net charge-offs for the third quarter of 2019 were $36.9 million compared to $20.0 million for the second quarter of 2019 and $2.0 million for the third quarter of 2018. Of the $36.9 million charge-offs for the third quarter of 2019, $16.5 million related to energy and $20.5 million related to leveraged lending. For the third quarter of 2019, net charge-offs were 0.58 percent of average total LHI, compared to 0.34 percent for the second quarter of 2019 and 0.04 percent for the same period in 2018.

Non-interest income decreased $4.1 million, or 17 percent, during the third quarter of 2019 compared to the second quarter of 2019, and decreased $5.2 million, or 20 percent, compared to the third quarter of 2018. The linked quarter decrease is primarily related to a decrease in other non-interest income attributable to a $6.5 million settlement of legal claims during the second quarter of 2019, partially offset by an increase in brokered loan fees. The year-over-year decrease is primarily related to decreases in servicing income attributable to a decrease in mortgage servicing rights associated with our MCA program and net gain/(loss) on sale of LHS, partially offset by an increase in brokered loan fees.

Non-interest expense for the third quarter of 2019 increased $7.8 million, or 6 percent, compared to the second quarter of 2019, and increased $13.2 million, or 10 percent, compared to the third quarter of 2018. The linked quarter increase in non-interest expense was primarily related to increases in salaries and employee benefits, legal and professional, FDIC insurance assessment and servicing related expenses. The year-over-year increase was primarily due to increases in salaries and employee benefits, marketing, communications and technology, servicing-related expenses and allowance and other carrying costs for OREO, partially offset by decreases in FDIC insurance assessment and other non-interest expense.

Stockholders’ equity increased by 14 percent from $2.4 billion at September 30, 2018 to $2.8 billion at September 30, 2019, primarily due to the retention of net income. Texas Capital Bank is well capitalized under regulatory guidelines. At September 30, 2019, our ratio of tangible common equity to total tangible assets was 7.7% percent.

ABOUT TEXAS CAPITAL BANCSHARES, INC.
Texas Capital Bancshares, Inc. (NASDAQ®: TCBI), a member of the Russell 1000® Index and the S&P MidCap 400®, is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and entrepreneurs. Headquartered in Dallas, the bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.

This news release may be deemed to include forward-looking statements which are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the credit quality of our loan portfolio, general economic conditions in the United States and in our markets, including the continued impact on our customers from volatility in oil and gas prices, expectations regarding rates of default and loan losses, volatility in the mortgage industry, our business strategies and our expectations about future financial performance, future growth and earnings, the appropriateness of our allowance for loan losses and provision for credit losses, the impact of changing regulatory requirements and legislative changes on our business, increased competition, interest rate risk, new lines of business, new product or service offerings and new technologies. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission. The information contained in this release speaks only as of its date. We are under no obligation, and expressly disclaim such obligation, to update, alter or revise our forward-looking statements, whether as a result of new information, future events, or otherwise.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(Dollars in thousands except per share data)
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2019	2019	2019	2018	2018
CONSOLIDATED STATEMENTS OF INCOME
Interest income	$355,101	$346,893	$325,561	$321,718	$301,754
Interest expense	102,933	103,340	89,947	81,045	69,579
Net interest income	252,168	243,553	235,614	240,673	232,175
Provision for credit losses	11,000	27,000	20,000	35,000	13,000
Net interest income after provision for credit losses	241,168	216,553	215,614	205,673	219,175
Non-interest income	20,301	24,364	30,014	15,280	25,518
Non-interest expense	149,370	141,561	140,378	129,862	136,143
Income before income taxes	112,099	99,356	105,250	91,091	108,550
Income tax expense	23,958	21,387	22,411	19,200	22,998
Net income	88,141	77,969	82,839	71,891	85,552
Preferred stock dividends	2,438	2,437	2,438	2,437	2,438
Net income available to common stockholders	$85,703	$75,532	$80,401	$69,454	$83,114

Diluted EPS	$1.70	$1.50	$1.60	$1.38	$1.65
Diluted shares	50,416,402	50,383,870	50,345,399	50,333,412	50,381,349
CONSOLIDATED BALANCE SHEET DATA
Total assets	$33,526,437	$29,970,384	$28,383,111	$28,257,767	$27,127,107
LHI	16,772,824	16,924,535	17,061,590	16,690,550	16,569,538
LHI, mortgage finance	7,951,432	7,415,363	6,299,710	5,877,524	5,477,787
LHS	2,674,225	1,057,586	1,901,637	1,969,474	1,651,930
Liquidity assets(1)	4,993,185	3,480,902	2,154,155	2,865,874	2,615,570
Investment securities	238,022	240,851	230,749	120,216	117,389
Demand deposits	10,289,572	7,685,340	6,743,607	7,317,161	7,031,460
Total deposits	27,413,303	22,999,077	20,650,127	20,606,113	20,385,637
Other borrowings	2,639,967	3,607,234	4,497,892	4,541,174	3,686,818
Subordinated notes	282,038	281,948	281,858	281,767	281,677
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	2,757,433	2,668,452	2,581,942	2,500,394	2,426,442

End of period shares outstanding	50,317,654	50,297,552	50,263,611	50,200,710	50,177,260
Book value	$51.82	$50.07	$48.38	$46.82	$45.37
Tangible book value(2)	$51.46	$49.71	$48.02	$46.45	$45.00
SELECTED FINANCIAL RATIOS
Net interest margin	3.16%	3.41%	3.73%	3.78%	3.70%
Return on average assets	1.06%	1.05%	1.26%	1.09%	1.31%
Return on average common equity	13.22%	12.20%	13.58%	11.82%	14.68%
Non-interest income to average earning assets	0.25%	0.34%	0.47%	0.24%	0.40%
Efficiency ratio(3)	54.8%	52.8%	52.8%	50.7%	52.8%
Non-interest expense to average earning assets	1.86%	1.97%	2.21%	2.03%	2.15%
Tangible common equity to total tangible assets(4)	7.7%	8.3%	8.5%	8.3%	8.3%
Common Equity Tier 1	8.6%	8.7%	8.6%	8.6%	8.6%
Tier 1 capital	9.5%	9.6%	9.6%	9.5%	9.6%
Total capital	11.1%	11.3%	11.4%	11.3%	11.5%
Leverage	8.6%	9.2%	10.0%	9.9%	9.7%

(1)	Liquidity assets include Federal funds sold and interest-bearing deposits in other banks.

(2)	Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.

(3)	Non-interest expense divided by the sum of net interest income and non-interest income.

(4)
Stockholders’ equity excluding preferred stock and accumulated other comprehensive income less goodwill and intangibles divided by total assets less accumulated other comprehensive income and goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	September 30, 2019	September 30, 2018	% Change
Assets
Cash and due from banks	$216,085	$169,481	27%
Interest-bearing deposits	4,968,185	2,585,570	92%
Federal funds sold and securities purchased under resale agreements	25,000	30,000	(17)%
Securities, available-for-sale	238,022	117,389	103%
LHS ($2,667.2 million and $1,651.9 million at September 30, 2019 and 2018, respectively, at fair value)	2,674,225	1,651,930	62%
LHI, mortgage finance	7,951,432	5,477,787	45%
LHI (net of unearned income)	16,772,824	16,569,538	1%
Less: Allowance for loan losses	190,138	190,306	—%
LHI, net	24,534,118	21,857,019	12%
Mortgage servicing rights, net	49,125	86,359	(43)%
Premises and equipment, net	32,667	24,004	36%
Accrued interest receivable and other assets	770,793	586,668	31%
Goodwill and intangibles, net	18,217	18,687	(3)%
Total assets	$33,526,437	$27,127,107	24%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$10,289,572	$7,031,460	46%
Interest bearing	17,123,731	13,354,177	28%
Total deposits	27,413,303	20,385,637	34%

Accrued interest payable	34,336	17,218	99%
Other liabilities	285,954	215,909	32%
Federal funds purchased and repurchase agreements	139,967	486,818	(71)%
Other borrowings	2,500,000	3,200,000	(22)%
Subordinated notes, net	282,038	281,677	—%
Trust preferred subordinated debentures	113,406	113,406	—%
Total liabilities	30,769,004	24,700,665	25%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares - 10,000,000
Issued shares - 6,000,000 shares issued at September 30, 2019 and 2018	150,000	150,000	—%
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 50,318,071 and 50,177,677 at September 30, 2019 and 2018, respectively	503	502	—%
Additional paid-in capital	974,799	965,286	1%
Retained earnings	1,623,128	1,312,038	24%
Treasury stock (shares at cost: 417 at September 30, 2019 and 2018)	(8)	(8)	—%
Accumulated other comprehensive income, net of taxes	9,011	(1,376)	N/M
Total stockholders’ equity	2,757,433	2,426,442	14%
Total liabilities and stockholders’ equity	$33,526,437	$27,127,107	24%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Interest income
Interest and fees on loans	$329,344	$291,189	$971,889	$814,500
Investment securities	2,316	1,161	6,036	1,560
Federal funds sold and securities purchased under resale agreements	554	1,018	1,090	2,808
Interest-bearing deposits in other banks	22,887	8,386	48,540	23,607
Total interest income	355,101	301,754	1,027,555	842,475
Interest expense
Deposits	80,967	52,034	222,550	123,343
Federal funds purchased	1,835	1,800	10,553	4,434
Other borrowings	14,703	10,317	46,681	24,481
Subordinated notes	4,191	4,191	12,573	12,573
Trust preferred subordinated debentures	1,237	1,237	3,863	3,457
Total interest expense	102,933	69,579	296,220	168,288
Net interest income	252,168	232,175	731,335	674,187
Provision for credit losses	11,000	13,000	58,000	52,000
Net interest income after provision for credit losses	241,168	219,175	673,335	622,187
Non-interest income
Service charges on deposit accounts	2,707	3,477	8,535	9,619
Wealth management and trust fee income	2,330	2,065	6,468	5,996
Brokered loan fees	8,691	6,141	21,093	17,124
Servicing income	3,549	4,987	9,409	15,446
Swap fees	1,196	1,355	2,828	4,269
Net gain/(loss) on sale of LHS	(6,011)	(444)	(12,502)	(7,847)
Other	7,839	7,937	38,848	18,137
Total non-interest income	20,301	25,518	74,679	62,744
Non-interest expense
Salaries and employee benefits	80,106	77,327	234,818	222,268
Net occupancy expense	8,125	8,362	23,914	22,952
Marketing	14,753	10,214	40,548	29,127
Legal and professional	11,394	10,764	31,428	29,948
Communications and technology	10,805	7,435	31,025	21,211
FDIC insurance assessment	5,220	6,524	14,480	18,884
Servicing related expenses	8,165	4,207	19,613	12,379
Allowance and other carrying costs for OREO	2	(1,864)	2	467
Other	10,800	13,174	35,481	37,998
Total non-interest expense	149,370	136,143	431,309	395,234
Income before income taxes	112,099	108,550	316,705	289,697
Income tax expense	23,958	22,998	67,756	60,764
Net income	88,141	85,552	248,949	228,933
Preferred stock dividends	2,438	2,438	7,313	7,313
Net income available to common stockholders	$85,703	$83,114	$241,636	$221,620

Basic earnings per common share	$1.70	$1.66	$4.81	$4.45
Diluted earnings per common share	$1.70	$1.65	$4.80	$4.41

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF LOAN LOSS EXPERIENCE
(Dollars in thousands)
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2019	2019	2019	2018	2018
Allowance for loan losses:
Beginning balance	$214,572	$208,573	$191,522	$190,306	$179,096
Loans charged-off:
Commercial	37,760	20,053	4,865	34,419	1,301
Real estate	—	177	—	—	—
Construction	—	—	—	—	—
Consumer	—	—	—	—	767
Leases	19	—	—	—	319
Total charge-offs	37,779	20,230	4,865	34,419	2,387
Recoveries:
Commercial	870	201	266	1,399	389
Real estate	—	—	—	26	11
Construction	—	—	—	—	—
Consumer	27	23	10	360	10
Leases	9	—	1	1	12
Total recoveries	906	224	277	1,786	422
Net charge-offs	36,873	20,006	4,588	32,633	1,965
Provision for loan losses	12,439	26,005	21,639	33,849	13,175
Ending balance	$190,138	$214,572	$208,573	$191,522	$190,306

Allowance for off-balance sheet credit losses:
Beginning balance	$10,790	$9,795	$11,434	$10,283	$10,458
Provision for off-balance sheet credit losses	(1,439)	995	(1,639)	1,151	(175)
Ending balance	$9,351	$10,790	$9,795	$11,434	$10,283

Total allowance for credit losses	$199,489	$225,362	$218,368	$202,956	$200,589

Total provision for credit losses	$11,000	$27,000	$20,000	$35,000	$13,000

Allowance for loan losses to LHI	0.77%	0.88%	0.89%	0.85%	0.86%
Allowance for loan losses to average LHI	0.76%	0.90%	0.96%	0.88%	0.87%
Net charge-offs to average LHI(1)	0.58%	0.34%	0.09%	0.60%	0.04%
Net charge-offs to average LHI for last twelve months(1)	0.41%	0.27%	0.36%	0.37%	0.22%
Total provision for credit losses to average LHI(1)	0.17%	0.45%	0.37%	0.64%	0.24%
Total allowance for credit losses to LHI	0.81%	0.93%	0.93%	0.90%	0.91%

(1)	Interim period ratios are annualized.

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF NON-PERFORMING ASSETS AND PAST DUE LOANS
(Dollars in thousands)
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2019	2019	2019	2018	2018

Non-performing assets (NPAs):
Non-accrual loans	$120,686	$114,084	$133,690	$80,375	$107,532
Other real estate owned (OREO)	—	—	—	79	79
Total LHI NPAs	$120,686	$114,084	$133,690	$80,454	$107,611

Non-accrual loans to LHI	0.49%	0.47%	0.57%	0.36%	0.49%
Total LHI NPAs to LHI plus OREO	0.49%	0.47%	0.57%	0.36%	0.49%
Total LHI NPAs to earning assets	0.37%	0.39%	0.49%	0.29%	0.41%
Allowance for loan losses to non-accrual loans	1.6x	1.9x	1.6x	2.4x	1.8x

Loans past due 90 days and still accruing(1)	$29,648	$15,212	$12,245	$9,353	$11,295
Loans past due 90 days to LHI	0.12%	0.06%	0.05%	0.04%	0.05%
LHS past due 90 days and still accruing(2)	$9,187	$11,665	$13,693	$16,829	$25,238

(1)
At September 30, 2019, loans past due 90 days and still accruing includes premium finance loans of $9.2 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on canceled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.

(2)
Includes loans guaranteed by U.S. government agencies that were repurchased out of Ginnie Mae securities. Loans are recorded as LHS and carried at fair value on the balance sheet. Interest on these past due loans accrues at the debenture rate guaranteed by the U.S. government. Also includes loans that, pursuant to Ginnie Mae servicing guidelines, we have the unilateral right, but not obligation, to repurchase and thus must record as LHS on our balance sheet regardless of whether the repurchase option has been exercised.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands)

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2019	2019	2019	2018	2018
Interest income
Interest and fees on loans	$329,344	$329,842	$312,703	$310,470	$291,189
Investment securities	2,316	2,260	1,460	1,274	1,161
Federal funds sold and securities purchased under resale agreements	554	157	379	984	1,018
Interest-bearing deposits in other banks	22,887	14,634	11,019	8,990	8,386
Total interest income	355,101	346,893	325,561	321,718	301,754
Interest expense
Deposits	80,967	72,529	69,054	61,773	52,034
Federal funds purchased	1,835	5,202	3,516	2,097	1,800
Other borrowings	14,703	20,124	11,854	11,726	10,317
Subordinated notes	4,191	4,191	4,191	4,191	4,191
Trust preferred subordinated debentures	1,237	1,294	1,332	1,258	1,237
Total interest expense	102,933	103,340	89,947	81,045	69,579
Net interest income	252,168	243,553	235,614	240,673	232,175
Provision for credit losses	11,000	27,000	20,000	35,000	13,000
Net interest income after provision for credit losses	241,168	216,553	215,614	205,673	219,175
Non-interest income
Service charges on deposit accounts	2,707	2,849	2,979	3,168	3,477
Wealth management and trust fee income	2,330	2,129	2,009	2,152	2,065
Brokered loan fees	8,691	7,336	5,066	5,408	6,141
Servicing income	3,549	3,126	2,734	2,861	4,987
Swap fees	1,196	601	1,031	1,356	1,355
Net gain/(loss) on sale of LHS	(6,011)	(5,986)	(505)	(8,087)	(444)
Other	7,839	14,309	16,700	8,422	7,937
Total non-interest income	20,301	24,364	30,014	15,280	25,518
Non-interest expense
Salaries and employee benefits	80,106	76,889	77,823	69,500	77,327
Net occupancy expense	8,125	7,910	7,879	7,390	8,362
Marketing	14,753	14,087	11,708	10,208	10,214
Legal and professional	11,394	10,004	10,030	13,042	10,764
Communications and technology	10,805	11,022	9,198	8,845	7,435
FDIC insurance assessment	5,220	4,138	5,122	5,423	6,524
Servicing related expenses	8,165	6,066	5,382	2,555	4,207
Allowance and other carrying costs for OREO	2	—	—	7	(1,864)
Other	10,800	11,445	13,236	12,892	13,174
Total non-interest expense	149,370	141,561	140,378	129,862	136,143
Income before income taxes	112,099	99,356	105,250	91,091	108,550
Income tax expense	23,958	21,387	22,411	19,200	22,998
Net income	88,141	77,969	82,839	71,891	85,552
Preferred stock dividends	2,438	2,437	2,438	2,437	2,438
Net income available to common shareholders	$85,703	$75,532	$80,401	$69,454	$83,114

TEXAS CAPITAL BANCSHARES, INC.
QUARTERLY FINANCIAL SUMMARY - UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates
(Dollars in thousands)
	3rd Quarter 2019			2nd Quarter 2019			1st Quarter 2019			4th Quarter 2018			3rd Quarter 2018
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Investment securities - Taxable	$39,744	$357	3.56%	$38,887	$287	2.96%	$30,625	$274	3.62%	$23,977	$259	4.29%	$24,221	$191	3.14%
Investment securities - Non-taxable(2)	200,090	2,480	4.92%	192,115	2,498	5.21%	114,341	1,501	5.33%	93,394	1,285	5.46%	91,298	1,228	5.33%
Federal funds sold and securities purchased under resale agreements	100,657	554	2.18%	28,436	157	2.22%	63,652	379	2.41%	173,654	984	2.25%	203,972	1,018	1.98%
Interest-bearing deposits in other banks	4,184,217	22,887	2.17%	2,491,827	14,634	2.36%	1,823,106	11,019	2.45%	1,585,763	8,990	2.25%	1,697,787	8,386	1.96%
LHS, at fair value	2,555,269	26,206	4.07%	2,494,883	27,607	4.44%	2,122,302	25,303	4.84%	2,049,395	24,407	4.72%	1,484,459	17,272	4.62%
LHI, mortgage finance loans	8,118,025	68,660	3.36%	7,032,963	63,523	3.62%	4,931,879	46,368	3.81%	5,046,540	47,305	3.72%	5,443,829	49,715	3.62%
LHI(1)(2)	16,901,391	235,557	5.53%	16,781,733	239,829	5.73%	16,866,456	242,155	5.82%	16,643,559	239,995	5.72%	16,331,622	225,604	5.48%
Less allowance for loan losses	212,898	—	—	206,654	—	—	192,122	—	—	182,814	—	—	179,227	—	—
LHI, net of allowance	24,806,518	304,217	4.87%	23,608,042	303,352	5.15%	21,606,213	288,523	5.42%	21,507,285	287,300	5.30%	21,596,224	275,319	5.06%
Total earning assets	31,886,495	356,701	4.44%	28,854,190	348,535	4.84%	25,760,239	326,999	5.15%	25,433,468	323,225	5.04%	25,097,961	303,414	4.80%
Cash and other assets	1,000,117			940,793			894,797			828,156			877,954
Total assets	$32,886,612			$29,794,983			$26,655,036			$26,261,624			$25,975,915
Liabilities and Stockholders’ Equity
Transaction deposits	$3,577,905	$18,442	2.04%	$3,475,404	$18,037	2.08%	$3,263,976	$16,001	1.99%	$3,233,960	$15,150	1.86%	$3,253,310	$13,642	1.66%
Savings deposits	10,331,078	45,586	1.75%	8,896,537	40,994	1.85%	8,751,200	41,673	1.93%	8,354,332	36,913	1.75%	7,820,742	29,930	1.52%
Time deposits	2,706,434	16,939	2.48%	2,227,460	13,498	2.43%	2,010,476	11,380	2.30%	1,886,016	9,710	2.04%	1,778,831	8,462	1.89%
Total interest bearing deposits	16,615,417	80,967	1.93%	14,599,401	72,529	1.99%	14,025,652	69,054	2.00%	13,474,308	61,773	1.82%	12,852,883	52,034	1.61%
Other borrowings	2,896,477	16,538	2.27%	4,018,231	25,326	2.53%	2,412,254	15,370	2.58%	2,290,520	13,823	2.39%	2,275,640	12,117	2.11%
Subordinated notes	281,979	4,191	5.90%	281,889	4,191	5.96%	281,799	4,191	6.03%	281,708	4,191	5.90%	281,619	4,191	5.90%
Trust preferred subordinated debentures	113,406	1,237	4.33%	113,406	1,294	4.58%	113,406	1,332	4.76%	113,406	1,258	4.40%	113,406	1,237	4.33%
Total interest bearing liabilities	19,907,279	102,933	2.05%	19,012,927	103,340	2.18%	16,833,111	89,947	2.17%	16,159,942	81,045	1.99%	15,523,548	69,579	1.78%
Demand deposits	9,992,406			7,929,266			7,047,120			7,462,392			7,940,503
Other liabilities	264,506			220,305			223,142			157,278			116,302
Stockholders’ equity	2,722,421			2,632,485			2,551,663			2,482,012			2,395,562
Total liabilities and stockholders’ equity	$32,886,612			$29,794,983			$26,655,036			$26,261,624			$25,975,915
Net interest income(2)		$253,768			$245,195			$237,052			$242,180			$233,835
Net interest margin			3.16%			3.41%			3.73%			3.78%			3.70%

(1)	The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.

(2)	Taxable equivalent rates used where applicable.